UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2021
______________________________
BRP Group, Inc.
(Exact name of registrant as specified in its charter)
______________________________

Delaware	001-39095	61-1937225
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File No.)	Identification No.)
4211 W. Boy Scout Blvd., Suite 800, Tampa, Florida 33607
(Address of principal executive offices) (Zip code)
(Registrant's telephone number, including area code): (866) 279-0698
Not Applicable
(Former Name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	BRP	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.
On September 8, 2021, Insgroup, LLC (“Insgroup”), an indirect subsidiary of BRP Group, Inc. (“BRP Group”), entered into an agreement (the “K&S Purchase Agreement”) to acquire substantially all of the assets of White Hill Plaza, Inc. (d/b/a K&S Insurance Agency, “K&S”). The Partnership, BRP Group’s nomenclature for a strategic acquisition, is expected to close on October 1, 2021, subject to certain closing conditions. Pursuant to the terms of the K&S Purchase Agreement, the upfront consideration for the Partnership comprises:
•approximately $82.2 million in cash (which will be reduced by the value of any shares of Class A common stock of BRP Group granted to K&S colleagues in connection with the Partnership); and
•1,018,874 units of Baldwin Risk Partners, LLC (“BRP LLC”) (each of which the holder may cause to be redeemed for one share of Class A common stock, subject to certain contractual lockup restrictions) and the corresponding 1,018,874 shares of BRP Group’s Class B common stock to be issued pursuant to the terms of BRP LLC’s Third Amended and Restated Limited Liability Company Agreement, as amended.
In addition, under the terms of the K&S Purchase Agreement, K&S will have the opportunity to receive additional contingent consideration of up to approximately $51.4 million based upon the achievement of certain post-closing revenue-focused performance measures, which contingent consideration is payable in cash, shares of BRP Group’s Class A common stock or a combination of both at Insgroup’s sole option. The securities to be issued as part of the consideration payable under the K&S Purchase Agreement will be subject to contractual transfer restrictions for a period of time.
No underwriters were involved in these sales. There was no general solicitation of investors or advertising, and BRP Group did not pay or give, directly or indirectly, any commission or other remuneration, in connection with the offering of these securities. In the transactions described above, the recipients of the securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were or will be affixed to the issued securities.
The securities described above were offered to a limited number of investors, all of which had sufficient knowledge and experience in financial and business matters to make them capable of evaluating the merits and risks of the prospective investment, and for nominal consideration. The offer, sale and issuance, as applicable, of the securities described above were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRP GROUP, INC.

Date: September 10, 2021	By:	/s/ Bradford Hale
		Name:	Bradford Hale
		Title:	Chief Financial Officer